Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-140349) pertaining to Altra Holdings Inc.’s 2004 Equity Incentive Plan of our reports dated March 12, 2008, with respect to the consolidated financial statements and schedules of Altra Holdings, Inc. and the effectiveness of the internal control over financial reporting, included in the Annual Report (Form 10-K) for the year ended December 31, 2007.
                                                                                                                       /s/ Ernst & Young LLP
Boston, Massachusetts
March 12, 2008